anavex LIFE SCIENCES Corp.

PROMISSORY NOTE

Principal Amount: **US$157,890.00**

Athens, Greece
January 1, 2010

VALUE RECEIVED, We, the undersigned, Anavex Life Sciences Corp., promise to pay to the order of Stonehedge Limited the sum of One Hundred and Fifty Seven Thousand Eight Hundred and Ninety Dollars ($157,890), plus an interest charge of 8% on or before December 31, 2010.

This Note is issued to replace the $150,000 note issued May 5, 2009 that matured December 31, 2009 bearing an interest rate of 8%.

Per: /S/ Harvey Lalach
Harvey Lalach, President

Anavex Life Sciences Corp.